UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
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SunEdison Semiconductor Limited
(Name of Registrant as Specified In Its Charter)

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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Annual General Shareholder Meeting to Be Held on July 29, 2015.

Meeting Information
SUNEDISON SEMICONDUCTOR LIMITED	Meeting Type:	Annual Meeting

	For holders as of:	June 5, 2015

	Date:	July 29, 2015	Time:	7:00 AM CDT

	Location:	Embassy Suites Hotel
2 Convention Center Plaza
St. Charles, Missouri 63303
SUNEDISON SEMICONDUCTOR LIMITED
501 PEARL DRIVE
ST. PETERS, MO 63376
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

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How to Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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the box marked by the arrow  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors		3.
To approve the cash compensation for SunEdison Semiconductor's non-employee directors for services rendered by them through the date of SunEdison Semiconductor's 2016 Annual General Meeting of Shareholders and for each approximately 12-month period thereafter, as set forth in SunEdison Semiconductor's notice of, and proxy statement relating to, it's 2015 Annual General Shareholder Meeting.

	Nominees:

	1a.	Mr. Antonio R. Alvarez

	1b.	Mr. Gideon Argov

	1c.	Mr. Michael F. Bartholomeusz

	1d.	Mr. Jeffrey A. Beck	4.
To approve the general authorization for the directors of SunEdison Semiconductor to allot and issue ordinary shares, as set forth in SunEdison Semiconductor's notice of, and proxy statement relating to, its 2015 Annual General Shareholder Meeting.

	1e.	Ms. Justine F. Lien

	1f.	Dr. Shaker Sadasivam

	1g.	Mr. Abdul Jabbar Bin Karam Din

2.	To approve the re-appointment of KPMG LLP as SunEdison Semiconductor's independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2015, and to authorize the Audit Committee of the Board of Directors to fix its remuneration through the date of SunEdison Semiconductor's 2016 Annual General Meeting of Shareholders.		5.
To approve the Share Repurchase Mandate authorizing the acquisition by SunEdison Semiconductor of its own issued ordinary shares, as set forth in SunEdison Semiconductor's notice of, and proxy statement relating to, its 2015 Annual General Shareholder Meeting.

			In their discretion, the proxies, and each of them acting alone, are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof.

			Further details in respect of the above resolutions are set out in the proxy statement of SunEdison Semiconductor which is available at www.proxyvote.com.